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                                                                 Exhibit 10(b)

                                    ANNEX A

     AGREEMENT AND PLAN OF MERGER OF LETCHWORTH INDEPENDENT BANCSHARES CORPORATION WITH AND INTO TOMPKINS TRUSTCO, INC.

     AGREEMENT AND PLAN OF MERGER ("Plan of Merger") dated as of July 30, 1999 by and between Letchworth Independent Bancshares Corporation, a New York corporation having its principal executive offices at 50 North Main Street, Castile, New York ("Letchworth") and Tompkins Trustco, Inc., a New York corporation having its principal executive offices at 110 North Tioga Street, Ithaca, New York ("Trustco").

WITNESSETH

     WHEREAS, the respective Boards of Directors of Letchworth and Trustco deem the merger of Letchworth with and into Trustco, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective corporations and their respective shareholders, and the respective Boards of Directors of Letchworth and Trustco have adopted resolutions approving this Plan of Merger and an Agreement and Plan of Reorganization dated of even date herewith ("Reorganization Agreement"); and

     WHEREAS, the parties hereto desire that Letchworth shall be acquired by Trustco through the merger of Letchworth with and into Trustco, with Trustco as the surviving corporation, subject to the terms and conditions of this Plan of Merger and the Reorganization Agreement; and

     WHEREAS, the parties hereto intend that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code").

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

     ARTICLE I.          MERGER

     Subject to the terms and conditions of this Plan of Merger, at the Effective Time (as hereinafter defined), Letchworth shall be merged with and into Trustco, pursuant to the provisions of, and with the effect provided in the New York Business Corporation Law ("BCL") (said transaction being hereinafter referred to as the "Merger"). At the Effective Time, the separate existence of Letchworth shall cease and Trustco, as the surviving entity, shall continue unaffected and unimpaired by the Merger (Trustco as existing at and after the Effective Time being hereinafter sometimes referred to as the "Surviving Corporation").

     ARTICLE II.         CERTIFICATE OF INCORPORATION AND BY-LAWS

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     The Certificate of Incorporation and the Bylaws of Trustco in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, in each case until amended in accordance with applicable law.

     ARTICLE III.        BOARD OF DIRECTORS

     Subject to the provisions of Section 4.12 of the Reorganization Agreement, the directors and officers of Trustco immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     ARTICLE IV.         CAPITAL

     At the Effective Time, all of the shares of Trustco Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged by virtue of the Merger and, together with the Trustco Common Stock comprising the Stock Consideration (as defined in Section 1 of Article V below) shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

     ARTICLE V.          CONVERSION AND EXCHANGE OF LETCHWORTH SHARES;
FRACTIONAL SHARE INTERESTS

     1. At the Effective Time, each share of the common stock of Letchworth, par value $1.00 per share ("Letchworth Common Stock"), issued and outstanding immediately prior to the Effective Time (except as provided in Section 2 of this Article V, and subject to Sections 5 and 7 of this Article V), shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted into 0.685 shares (the "Exchange Ratio") of common stock, par value $0.10 per share, of Trustco ("Trustco Common Stock") (the "Stock Consideration"). The Stock Consideration is sometimes referred to herein as the "Merger Consideration."

     2. (a) At the Effective Time, all shares of Letchworth Common Stock held in the treasury of Letchworth or owned beneficially by any Subsidiary of Letchworth other than in a fiduciary capacity ("Trust Account Shares") or in connection with a debt previously contracted ("DPC Shares") and all shares of Letchworth Common Stock owned by Trustco or owned beneficially by any subsidiary of Trustco other than Trust Account Shares and DPC Shares shall be canceled and no cash, stock or other property shall be delivered in exchange therefor.

          (b) Notwithstanding any other provision contained in this Plan of Merger, no shares of Letchworth Common Stock that are issued and outstanding as of the Effective Time and that are held by a stockholder who has properly exercised his or her appraisal rights (any such shares being referred to herein as "Dissenting Shares") under applicable law shall be converted into the right to receive the Merger Consideration as provided in Section 1 of this Article V unless and until the holder shall have failed to perfect, or shall have

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effectively withdrawn or lost, his or her right to dissent from the Merger under applicable law and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of applicable law. If any holder of Dissenting Shares shall have so failed to perfect or effectively withdrawn or lost such holder's right to dissent from the Merger, each of such holder's shares of Letchworth Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive the Stock Consideration.

     3. (a) The holders of certificates representing shares of Letchworth Common Stock ("Certificates") shall cease to have any rights as stockholders of Letchworth, except such rights, if any, as they may have pursuant to the BCL. Except as provided above, until Certificates representing shares of Letchworth Common Stock are surrendered for exchange, the Certificates shall, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of Trustco Common Stock into which such shares of Letchworth Common Stock shall have been converted by the Merger as provided above and the right to receive the cash value of any fraction of a share of Trustco Common Stock as provided below.

          (b) Prior to the Effective Time, the Board of Directors of Trustco shall reserve for issuance a sufficient number of shares of Trustco Common Stock for the purpose of issuing its shares to the stockholders of Letchworth in accordance herewith.

          (c) As soon as is reasonably practicable after the Effective Time, holders of record of Certificates formerly representing shares of Letchworth Common Stock shall be instructed to tender such Certificates to Trustco, or at the election of Trustco, to an independent exchange agent to be selected by Trustco (the "Exchange Agent") pursuant to a letter of transmittal that Trustco shall deliver or cause to be delivered to such holders. Such letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon acceptance of such Certificates by Trustco or the Exchange Agent. After the Effective Time, each holder of a Certificate that properly surrendered such Certificate to Trustco or the Exchange Agent, together with a properly completed letter of transmittal, duly executed, will, upon acceptance thereof by Trustco or the Exchange Agent, be entitled to the Merger Consideration payable in respect of the shares represented thereby, and the Certificates so surrendered shall forthwith be canceled.
          (d) Trustco or the Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Trustco or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Trustco or the Exchange Agent may reasonably require. Each outstanding Certificate shall until duly surrendered to Trustco or the Exchange Agent be deemed to evidence the right to receive the Merger Consideration.

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          (e)  Trustco shall not be obligated to deliver the Merger
Consideration to any holder of Letchworth Common Stock until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted to any person entitled to receive Trustco Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Trustco Common Stock, at which time such dividends on whole shares of Trustco Common Stock with a record date on or after the Effective Time shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by any person constituting an "affiliate" of Letchworth for purposes of Rule 145 under the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act") shall not be exchanged for Certificates representing Trustco common stock until Trustco has received a written agreement from such person as specified in
Section 4.10 of the Reorganization Agreement. Neither the Exchange Agent nor any party to this Agreement nor any Affiliate thereof shall be liable to any holder of Letchworth Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Trustco and the Exchange Agent shall be entitled to rely upon the stock transfer books of Letchworth to establish the identity of those persons entitled to receive consideration specified in this Plan of Merger, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Trustco or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (f) If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to Trustco or the Exchange Agent in advance any required transfer or other taxes or establish to the satisfaction of Trustco or the Exchange Agent that such tax has been paid or is not applicable.

     4. At the Effective Time, the stock transfer books of Letchworth shall be closed and no transfer of Letchworth Common Stock shall thereafter be made or recognized. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article V.

     5. In the event that prior to the Effective Time, the outstanding shares of Trustco Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in Trustco's capitalization, then an appropriate and proportionate adjustment shall be made to the Stock Consideration (including the Exchange Ratio) and the formulas contained in Section 6 of this Article V.

     6. At the Effective Time, each option granted by Letchworth to purchase shares of Letchworth Common Stock which is outstanding and unexercised

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immediately prior to the Effective Time shall be assumed by Trustco and each such option shall continue to be outstanding, but shall represent an option to purchase shares of Trustco Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the 1990 and 1998 Stock Option Plans of Letchworth):

          (i) the number of shares of Trustco Common Stock to be subject to the continuing option shall be equal to the product of the number of shares of Letchworth Common Stock subject to the original option and the Exchange Ratio, provided that any fractional share of Trustco Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

          (ii) the exercise price per share of Trustco Common Stock under the continuing options shall be equal to the exercise price per share of Letchworth Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent.

     It is intended that the foregoing assumption shall be undertaken consistent with and in a manner that will not constitute a "modification" under Section 424 of the Code as to any option which is an "incentive stock option."

     7. Notwithstanding any other provision hereof, each holder of shares of Letchworth Common Stock who would otherwise have been entitled to receive pursuant to this Article V a fraction of a share of Trustco Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash in an amount equal to such fraction of a share of Trustco Common Stock multiplied by the market value (as defined below) of Trustco Common Stock. The "market value" of Trustco Common Stock shall be the closing price of the Trustco Common Stock on the American Stock Exchange -- Composite Transactions List (as reported by THE WALL STREET JOURNAL or, if not reported therein, another comparable authoritative source) for the trading day immediately preceding the date on which the Effective Time occurs. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of such fractional share.

     8. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Trustco, the posting by such person of a bond in such amount as Trustco may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Trustco Common Stock constituting the Stock Consideration and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Plan of Merger.

     ARTICLE VI.         EFFECTIVE TIME OF THE MERGER

     A certificate of merger evidencing the transactions contemplated herein shall be delivered to the New York Department of State for filing as provided in the Reorganization Agreement. The Merger shall be effective at the time the

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Certificate of Merger is filed by the New York Department of State (such date and time being herein referred to as the "Effective Time").

     ARTICLE VII.        CONDITIONS PRECEDENT

     The obligations of Letchworth and Trustco to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in Article V of the Reorganization Agreement.



     ARTICLE VIII.       TERMINATION

     Anything contained in the Plan of Merger to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of Letchworth and Trustco, this Plan of Merger may be terminated and the Merger abandoned as provided in the Reorganization Agreement.

     ARTICLE IX.         MISCELLANEOUS

     1. This Plan of Merger may be amended or supplemented at any time prior to the Effective Time by mutual agreement of Letchworth and Trustco. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and/or by officers authorized thereby and shall be subject to the proviso in Section 6.4 of the Reorganization Agreement.

     2. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

     3. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan of Merger.

     4. This Plan of Merger shall be governed by and construed in accordance with the laws of New York applicable to the internal affairs of Trustco and Letchworth.

     5. This Plan of Merger, taken together with the Reorganization Agreement, shall constitute a plan of reorganization within the meaning of Section 368 of the Code.

     6. Capitalized terms used in this Plan of Merger and not defined herein shall have the meanings assigned thereto in the Reorganization Agreement.


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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Plan of Merger to be executed in counterparts by their duly authorized officers and attested by their officers thereunto duly authorized, all as of the day and year first above written.


                            LETCHWORTH INDEPENDENT

                            BANCSHARES CORPORATION

Attest: __________________________  By:  _______________________________
                                         James W. Fulmer, President &
                                         Chief Executive Officer


                                    TOMPKINS TRUSTCO, INC.

                                    By:  ________________________________
                                         James J. Byrnes, President &
                                         Chief Executive Officer

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